UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): May 23, 2019

LANS HOLDINGS INC

(Exact name of registrant as specified in its charter)

Nevada	000-55725	47-4426774
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

801 Brickell, Miami, Florida	33133
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 305-755-7451

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 23, 2019, Lans Holdings Inc. (the “Company” or “LAHO”) entered into a Binding Letter of Intent (“LOI”), with Global Stem Cells Group Inc. (“GSCG”), a corporation duly formed under the laws of the State of Florida, (collectively the “Parties”), setting forth the principal terms pursuant to which the Company will acquire 50,000,000 shares of common stock of GSCG, representing all of GSCG’s issued and outstanding shares of common stock and 100% ownership in GSCG (“GSCG Shares”), which GSCG Shares are all held by Benito Novas (“BN” or the “Shareholder”), (the “Transaction”).

The LOI sets forth the terms of the Transaction as follows:

1.	Subject to LAHO declaring itself satisfied with its due diligence of GSCG within 60 days of the execution of the LOI, the Parties agree to enter into a definitive agreement for the consummation of the Transaction within 150 days of the execution of the LOI and the closing of the Transaction shall occur at the time of execution or such later date as is practicable following the execution of the definitive agreement.

2.      Such definitive agreement will incorporate the Parties’ understandings with respect to the terms of the closing of the Transaction, among other things, the following:

(i)  LAHO shall receive all of the GSCG Shares from BN.

(ii)  In exchange for the GSCG Shares, LAHO shall issue the following to BN:

a.	237,500 shares of Series C Preferred Stock; and

b.	8,974 shares of Series D Preferred Stock.

c.	In addition, LAHO shall pay an amount equal to $300,000 USD to GSCG which may be paid in multiple tranches with the total payment amount being paid in full at the latest upon execution of the Definitive Agreement or at such other date as shall be specified by the Parties;

d.	Each of LAHO and GSCG shall retain its respective current CEO and Director(s), and no other director(s) shall be appointed within the context of the Closing.

The above description of the LOI is filed as Exhibit 10.1 hereto and is incorporated in its entirety herein by this reference.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

To the extent required by Item 3.03 of Form 8-K, the information provided in response to Item 1.01 of this report is incorporated by reference into this Item 3.03.

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ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On May 24, 2019, the Company’s board of directors accepted the resignation of Mr. Trevor Allen as its chief Executive Officer effective immediately. Mr. Allen will continue to be a member of the Company’s Board of Directors. Mr. Allen is resigning to pursue other endeavours and there were no disagreements between Mr. Allen and the Company regarding the Company's operations, policies or practices.

On May 24, 2019, our Board of Directors appointed Mr. David Christensen as the Company's Chief Executive Officer. Mr. Christensen will continue to serve as a member of the Company's Board of Directors.

Mr. Christensen is currently a member of our Board of Directors.

From 2005 to the present, Mr. Christensen owned and operated ETC Consulting Services based out of Scottsdale, Arizona. He has a BA in Organizational Communications from Brigham Young University in Provo, Utah.

Mr. Christensen has over 25 years’ experience in strategy deployment including unique expertise in global supply chains, Point Of Sale, logistics, freight, distributions, inventories, service repairs, CRM, customer service and call center work. Additionally, his International team includes industry experts in engineering, IT hardware, ERP applications, security management, as well as marketing and PR. As a Black Belt, he uses the best tools from Lean/Six Sigma Principles of Strategy Deployment. Dave is a known expert for not only developing Strategic Business Objectives, but also for his methodology of Execution Excellence. His goal is to help companies surpass the competition by creating a Sustainable Competitive Advantage.

Aside from that provided above, Mr. Christensen does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

There are no family relationships between our officers and/or directors. Other than as disclosed in previous Company’s filings, Mr. Christensen has not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years.

ITEM 8.01 OTHER EVENTS

On May 23, 2019 the Company issued a press release announcing the execution of the Binding Letter of Intent and the resignation of Mr. Allen, which is filed as Exhibit 99.1 hereto.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Description

No.

10.1	Binding Letter of Intent, dated May 23, 2019 by and between Lans Holdings Inc., Trevor Allen, Global Stem Cells Group Inc. and Benito Novas.

99.1	Press release dated May 23, 2019 of Lans Holdings Inc., announcing the execution of the Binding Letter of Intent and the resignation of Mr. Allen.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 28, 2019	Lans Holdings Inc

By: /s/ David Christensen
Davis Christensen
Chief Executive Officer

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